Exhibit 99.2

Media contact: media-relations@its.jnj.com	Investor contact: investor-relations@its.jnj.com

For Immediate Release

Johnson & Johnson Announces Plan by its Subsidiary, LLT Management LLC, to Resolve All Current and Future Ovarian Cancer Talc Claims Through a Consensual “Prepackaged” Reorganization

The Plan would resolve 99.75% of all pending talc lawsuits against Johnson & Johnson and its affiliates in the United States

NEW BRUNSWICK, N.J. – May 1, 2024 – Johnson & Johnson (NYSE: JNJ) (the “Company”) today announced a proposed Plan of Reorganization (the “Plan”) by its subsidiary, LLT Management LLC ("LLT"), for the comprehensive and final resolution of all current and future claims related to ovarian cancer arising from cosmetic talc litigation against it and its affiliates in the United States.

“The Plan is the culmination of our consensual resolution strategy that we announced last October,” said Erik Haas, Worldwide Vice President of Litigation, Johnson & Johnson. “Since then, the Company has worked with counsel representing the overwhelming majority of talc claimants to bring this litigation to a close, which we expect to do through this plan.”

The Plan enables the Company to resolve its talc litigation:
•The ovarian claims to be resolved by the Plan constitute 99.75% of the pending talc lawsuits against the Company and its affiliates in the United States.
•The remaining pending personal injury lawsuits relate to mesothelioma and will be addressed outside of the Plan. The Company already has resolved 95% of mesothelioma lawsuits filed to date.
•The State consumer protection claims will also be addressed outside the Plan; the Company already has agreements in principle to do so.
•Finally, and for completeness, the Company has also reached an agreement in principle to resolve all talc-related claims against it in the bankruptcy cases filed by suppliers of its talc (Imerys Talc America, Inc., Cyprus Mines Corporation, and their related parties).

The Plan differs significantly from the prior reorganizations filed by LLT:
•The Plan provides for a three-month solicitation period during which ovarian claimants are informed of its terms and will have the opportunity to vote for or against the Plan – an opportunity they were denied in prior bankruptcy cases.
•If 75% of claimants vote in favor of the Plan, a Company subsidiary may file a consensual “prepackaged” Chapter 11 bankruptcy to secure its confirmation.

“Unlike the prior cases, it is the vote of the claimants – and not the conflicting financial incentives of the small minority of plaintiff lawyers who stand to receive excessive legal fees outside of a reorganization – that decides whether the Plan may proceed,” continued Mr. Haas.

The Plan should be readily confirmed, as it is in the best interests of the ovarian claimants:
•The Plan commits the Company to pay ovarian claimants a present value of approximately $6.475 billion to be paid over 25 years, which is a far better recovery than the claimants stand to recover at trial.
•Most ovarian claimants have not recovered and will not recover anything at trial. Indeed, the Company has prevailed in approximately 95% of ovarian cases tried to date, including every ovarian case tried over the last six years. In addition, based upon the historical run rate, it would take decades to litigate the remaining cases, and therefore, most claimants will never have “their day in court.”
•Further, on March 27, 2024, the Judge presiding over the multi-district litigation (MDL) – where 93% of the ovarian claims are filed – agreed to reconsider the scientific validity of the opinions offered by plaintiffs’ experts in a Daubert hearing, pursuant to the rigorous review required by the new Federal Rules of

Evidence 702. If the opinions fail that review, which the Company expects they will, the ovarian claims should be dismissed.
•In light of those risks, counsel representing the overwhelming majority of current ovarian claimants assisted in the development and support the Plan.

The Plan reflects a substantial commitment to resolve the talc claims:
•In its July 2023 decision dismissing LLT’s prior bankruptcy case, the New Jersey Bankruptcy Court stated that the Company and LLT had made “remarkable progress” towards “a fair, efficient and expeditious settlement” for all claimants and “strongly encouraged” the pursuit of a comprehensive resolution through another bankruptcy.
•The Company and LLT followed that directive, and the Plan proposed by LLT, along with the settlement of the mesothelioma, State consumer protection claims, and disputes with Imerys and Cyprus, is the culmination of those efforts.
•To account for these settlements and the comprehensive resolution of the ovarian claims through the Plan, the Company recorded an incremental charge of approximately $2.7 billion in the first quarter of 2024, for a total reserve of approximately $11.0 billion (or $13.7 billion nominal payable over 25 years).

The Company will continue to pursue alternative resolution pathways:
•While solicitation of the Plan is pending, the Company remains firmly committed to pursuing in parallel its other three previously announced pathways toward a final and comprehensive resolution of the talc litigation.
•Those pathways include (i) appealing the dismissal of LLT’s prior bankruptcy; (ii) aggressively litigating in the tort system against those claimants who elect not to settle, including, importantly, proceeding with the Daubert hearing in the MDL; and (iii) pursuing affirmative claims against the “experts” for false and defamatory narratives about the Company’s products, and the plaintiff law firms who have engaged in unethical conduct related to these claims.

The Company stands by the safety of its talc products:
•The Company reiterates that none of the talc-related claims against it have merit. The claims are premised on the allegations that have been rejected by independent experts, as well as governmental and regulatory bodies, for decades. Additional information on the Company’s position and the science supporting the safety of talc is available at www.FactsAboutTalc.com.

“The talc claims asserted against the Company exemplify the egregious impact on U.S. businesses from meritless litigation and extreme judgments obtained by the plaintiffs’ bar through forum shopping, the distortion of scientific literature with junk science, and the unregulated and surreptitious financing of product litigation by financial institutions, including private equity and sovereign wealth funds,” Mr. Haas concluded.

Additional information regarding the Plan can be found here.

Investor Conference Call
Johnson & Johnson will conduct a conference call with investors to discuss the announcement today, May 1st, at 8:00 a.m. ET. You can join via:

Participant Dial-In: 877-869-3847 (U.S.) / 201-689-8261 (International)
or
Webcast: https://event.webcasts.com/viewer/event.jsp?ei=1669186&tp_key=e4e521f076

A replay will be available approximately two hours after the live webcast by visiting www.investor.jnj.com.

About Johnson & Johnson
At Johnson & Johnson, we believe health is everything. Our strength in healthcare innovation empowers us to build a world where complex diseases are prevented, treated, and cured, where treatments are smarter and less invasive, and solutions are personal. Through our expertise in Innovative Medicine and MedTech, we are uniquely positioned to innovate across the full spectrum of healthcare solutions today to deliver the breakthroughs of tomorrow, and profoundly impact health for humanity. Learn more at https://www.jnj.com/.

Cautions Concerning Forward-Looking Statement
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding the proposed prepackaged Chapter 11 bankruptcy plan. The reader is cautioned not to rely on these forward-looking statements. The information contained in this press release is for informational purposes only and should not be construed as a commitment by the Company to engage in any specific strategy or course of action. Due to the inherent uncertainty of litigation, the Company cannot predict the timing, ultimate outcome or financial impact of this matter, or any other ongoing or future litigation. The forward-looking statements in this press release are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of LLT Management LLC and/or Johnson & Johnson. A further list and descriptions of these risks, uncertainties and other factors can be found in Johnson & Johnson’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including in the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and in Johnson & Johnson’s subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov, www.jnj.com or on request from Johnson & Johnson. Any forward-looking statement made in this release speaks only as of the date of this release. Neither LLT Management LLC nor Johnson & Johnson undertakes to update any forward-looking statement as a result of new information or future events or developments. The Company expressly disclaims all liability in respect to actions taken or not taken based on any or all the contents of this press release.